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                                                                   Exhibit 10.26

                          OVERDRAFT FACILITY AGREEMENT

Nordea Bank Norge ASA, Reg. no. Foretaksregisteret NO 911 044 110 ("the Bank") has granted MediaBin Inc. (Borrower identification No 58-1741516 (the
                                                      ----------
"Borrower"), located at 3525 Piedmont Road, 7 Piedmont Center, Suite 600, Atlanta, Georgia 30305, a secured Overdraft Facility of USD 3.350.000 (United States Dollar three million and three hundred and fifty thousand 00/100) on the following terms and conditions, that have been agreed between the parties.

1. The facility will be registered at account no 6018.04.42599 and shall be used for repayment of short-term debts and for working capital purposes and is granted until March 31. 2002, subject to the condition set out in the Facility Letter dated November 19, 2001 and this agreement.

2. The facility ceiling shall not be exceeded (overdrawn) unless the Bank has consented to this by granting a supplemental credit line.

3. Interest and commission will be charged at the Bank's from time to time applicable rates or special rates agreed with the Borrower for, respectively;

     - the ordinary credit line up to the facility ceiling,

     - supplemental creditlines (Clause 2 above) and

     - any other drawings.

     Interest will be debited the facility account at the end of each quarter or upon settlement of the facility account. Commission will be calculated in arrears for each completed or partially completed month and debited the facility account at the end of each completed or partially completed quarter.

4. Amounts drawn by cheque will be debited on the date the cheque is issued. Cheques shall always be dated on the date of issue. For other drawings, the account will be charged on the day the amount is drawn. Payments into the account will be credited in accordance with the rules in effect from time to time, ordinarily the next following workday.

     Cheques are to be drawn only on forms provided by the Bank.

5. The Bank will regularly, and at least each quarter, send the Borrower an extract of the facility account, also stating the amount of interest and commission charged. Annually, the Bank will also send the Borrower a separate account balance statement as of 31st December. The client shall either acknowledge or contest the account balance with the Bank within one month.

     If after interest and commission have been charged to the facility account, or otherwise, the account balance exceeds the credit ceiling, the excess shall be paid in to the Bank as soon as possible but at the latest within 14 days after receipt of the statement or extract. On the excess amount, the Bank will charge interest or commission or both according to special rules and at special rates.

6. In addition to the amounts that the Bank pays out at the Borrower's request, the Bank can debit the account for any other amounts that the Borrower owes to the Bank and that have fallen due for payment.

7. For the duration of this agreement the Borrower shall, as soon as an annual financial statement has been completed, automatically send a copy of the income statement, balance sheet, directors' report and auditor's report to the Bank, together with a list of any guaranties and other obligations not evident from the financial statement. If requested to do so by the Bank, the Borrower shall also provide further specific information about the various entries.


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     The Borrower shall keep the Bank informed of any major changes in ownership, in board composition or in management, and as to any of the circumstances set forth in clause 10 below.

8. If the Borrower wishes to engage in any transaction that entails or may entail a substantial impairment of the Borrower's financial position, such as major gratuitous transfers of funds to others, the assumption of guaranty obligations, or the like, the Bank shall be notified in advance.

9. The Bank may declare the debt due and payable immediately and such that all further payments out of the facility shall be halted, if the client commits any major default on his obligations under this contract or otherwise in relation to the Bank. The same applies if the Borrower dies or takes up permanent residence outside Norway, or if the Borrower or any of the Borrower's guarantors suspends payments, enters into voluntary liquidation, is placed under composition or bankruptcy proceedings or is subjected to any distraint. The same rule applies moreover if in the opinion of the Bank the capital situation of the Borrower or the Borrower's guarantors is substantially impaired, if the value of the securities deposited for the Borrower's debt with the Bank declines to a substantial extent, or if any major charges occur in ownership or management or both.

10. This contract may be terminated by either party upon 14 days notice given by registered mail. If the contract is terminated by the Bank, all further payments out of the facility can be halted. At the end of the notice period the debt is due and immediately payable.

11. The Borrower accepts the application of the interest rates (penalty interest) in effect from time to time for overdue payments to the Bank.

12. Notifications to the Borrower concerning this contract shall be deemed to be adequately made, if sent by registered letter to the last known address or the address that the Borrower has provided.

13.  This contract has been issued in two copies, one for each party.

14. This contract shall be governed by and construed in accordance with Norwegian law and the parties hereto hereby submit to the non-exclusive jurisdiction of the Norwegian courts in respect of proceedings in connection with this Contract.

15.  Special provisions:

      a) For further terms and conditions related to the Overdraft Facility please refer to the Offer Letter.

      b) The Overdraft Facility shall be secured by a promissory note according to Schedule A and Guarantees according to Schedule B.

      c) To secure all of its obligations from time to time hereunder and pursuant to the Promissory Note, the Borrower hereby grants to the Bank a security interest in all of Intellectual Property of the Borrower (as herein defined), whether now existing or subsequently acquired . The Borrower, at its own expense, will promptly execute and deliver or file all financing statements and similar documents and take such further actions that the Bank may reasonably requests from time to time in order to perfect and/or maintain the security interest hereby granted. The Bank is entitled to all of the rights and remedies of a secured party under the Uniform Commercial Code as in force in the State of Georgia, which rights and remedies will be cumulative and not exclusive of any other rights and remedies. For the purposes of this Agreement and the Promissory Note, "Intellectual Property" shall refer to all (i) patents, patent applications, all re-issues, divisions, continuations, renewals, extensions and continuation-in-parts


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         thereof and improvements thereto, (ii) trademarks, service marks, trade dress, logos, and trade names, and registrations and applications for registration thereof and all goodwill associated therewith, (iii) copyrights and registrations and applications for registration thereof,
         (iv) all of Borrower's right, title and interest in all computer software, data and documentation (including, without limitation, modifications, enhancements, revisions or versions of or to any of the foregoing and prior releases of any of the foregoing applicable to any operating environment) and licenses thereof, (v) other proprietary rights of the Borrower, and (vi) copies and tangible embodiments of the foregoing.

Oslo,         2001                        Atlanta, GA  December 12, 2001
(Place and date)                          ------------------------------
                                          (Place and date)



for Nordea Bank Norge ASA                 MediaBin Inc


----------------------------              ------------------------------------
Name:                                     Name: David Moran
Title:                                    Title: President



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Schedule A:


                           Promissory Note

The undersigned acknowledges indebtedness to Nordea Bank Norge ASA (the "Bank") or order in the amount of USD 3,350,000 (United States Dollar three million three hundred and fifty thousand only) (the "Debt")

Borrower:

Full name:        MediaBin Inc. (the "Borrower"),

Company Reg. no.  58-1741516

Address:          7 Piedmont Center Suite 600, Atlanta, GA 30305 USA

Interest will be charged on the debt in accordance with the rates and principles that the Bank and the Borrower has agreed for the Debt.

In the event of any serious breach of any agreed conditions, including cessation of payments by the Borrower, application for debt negotiations or composition with creditors, bankruptcy, attachment or other enforcement proceedings, the debt shall become immediately due and payable. In the event of late payment of instalments and/or interest, the Bank's current rates of reminder charges will apply.

If interest and/or instalments are not paid by their due date, the bank may deem the entire loan to have become due.

Recovery of the debt including interest and non-legal recovery costs without legal action is accepted in accordance with Section 7-2(a) of the Norwegian Enforcement Act. In the event of default, reminder charges and interest on late payment will be calculated in accordance with the bank's rates in force from time to time.

Place, date Atlanta, GA  December 12, 2001
            ------------------------------

MediaBin Inc.


--------------------------------
Authorised signature of Borrower